Exhibit (10)-w

BAUSCH & LOMB INCORPORATED

SUPPLEMENTAL RETIREMENT INCOME PLAN III

Amendment No. 2 to the 2001 Restatement

Pursuant to Section 6.1, the Plan is amended and frozen, effective December 31, 2005, by adding to the end of ARTICLE SIX the following new Section 6.3:

6.3 Freeze Provision. Effective December 31, 2005, the Plan is frozen pursuant to the following terms and conditions:

▪
All Plan benefits that have accrued as of December 31, 2005 shall be frozen at their then-accrued levels and thereafter additional benefit accruals, including contribution credits based on compensation paid after December 31, 2005, shall cease. Notwithstanding the foregoing, interest credits shall continue to be credited on the frozen benefit accruals in such amount and determined in accordance with such procedures as are used to credit interest to Steady Growth Accounts under the Funded Plan.

▪	No service or compensation earned by a Participant after December 31, 2005 shall be taken into account in determining a Participant’s accrued benefit under this Plan.

▪	All vested accrued benefits as of December 31, 2005 shall remain vested and any unvested benefits shall vest in accordance with the Plan’s terms.

▪	No Employee not already a Participant shall be eligible to become a Participant on or after December 31, 2005.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment on its behalf this 23rd day of October, 2005.

BAUSCH & LOMB INCORPORATED

By:  /s/ David R. Nachbar
David R. Nachbar
Senior Vice President
Human Resources